Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction of Incorporation	Name
INTERNATIONAL:
Australia	Nordson Australia Pty. Limited
Austria	Nordson Osterreich GmbH
Belgium	Nordson Benelux S.A./N.V.
Belgium	Constructiewerkhuizen G. Verbruggen NV(1)
Brazil	Nordson do Brasil Industria e Comercio Ltda.
Canada	Nordson Canada Limited
China	Nordson (China) Co., Ltd.
China	Dage Test Systems (Suzhou) Co. Ltd.(2)
China	Dage Trading (Suzhou) Co. Ltd.(2)
Colombia	Nordson Andina Limitada
Czech Republic	Nordson CS, spol.s.r.o.
Denmark	Nordson Danmark A/S
Finland	Nordson Finland Oy
France	Nordson France S.A.S.
France	Dosage 2000 S.A.R.L.(3)
Germany	Nordson Deutschland GmbH(4)
Germany	Nordson Engineering GmbH(5)
Germany	Dage Deutschland GmbH(6)
Germany	Picodostec GmbH(7)
Germany	Nordson Holdings S.a.r.l. & Co. KG(8)
Germany	Nordson EFD Deutschland GmbH(9)
Hong Kong	Nordson Application Equipment, Inc.
Hong Kong	Nordson Asia Pacific, Ltd.
India	Nordson India Private Limited
Italy	Nordson Italia S.p.A.
Japan	Nordson K.K.
Japan	Nordson Asymtek K.K.
Japan	Dage Japan Co., Ltd.(2)
Luxembourg	Nordson European Holdings Luxembourg S.a.r.l.
Luxembourg	Nordson S.a.r.l.(1)
Luxembourg	Nordson Luxembourg S.a.r.l.(10)
Malaysia	Nordson (Malaysia) Sdn. Bhd.
Mexico	Nordson de Mexico, S.A. de C.V.
The Netherlands	Nordson Benelux B.V.
The Netherlands	Nordson B.V.
New Zealand	Nordson New Zealand
Norway	Nordson Norge A/S
Poland	Nordson Polska Sp.z.o.o.
Portugal	Nordson Portugal Equipamento Industrial, Lda.
Russia	Nordson Russia Limited Liability Company
Singapore	Nordson S.E. Asia (Pte.) Ltd.
Singapore	Dage (SEASIA) Pte. Ltd.(2)
South Africa	Nordson SA(11)

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Jurisdiction of Incorporation	Name
INTERNATIONAL:
South Korea	Nordson Korea
Spain	Nordson Iberica, S.A.
Sweden	Nordson AB
Switzerland	Nordson (Schweiz) A.G.(12)
United Kingdom	Nordson (U.K.) Limited
United Kingdom	Dage Holdings Limited
United Kingdom	Dage Precision Industries Ltd.(6)

DOMESTIC:
California	Asymptotic Technologies, Inc. dba: Nordson Asymtek
California	March Plasma Systems, Inc. dba: Nordson March
California	Dage Precision Industries, Inc.(13) dba: Nordson Dage
California	YESTech, Inc. dba: Nordson YESTech
Colorado	Value Plastics, Inc.(14)
Delaware	VP Acquisition Holding, Inc.(15)
Ohio	Nordson U.S. Trading Company
Rhode Island	Nordson EFD LLC.
Rhode Island	EFD, International, Inc.
Minnesota	Micromedics, Inc(15)
Ohio	Nordson England L.L.C.
Ohio	Nordson Medical Corporation

Ownership Legend

(1)	Owned by Nordson Luxembourg S.a.r.l.

(2)	Owned by Dage Precision Industries Ltd.; fka Dage Arctek

(3)	Owned by Nordson Corporation and Nordson EFD L.L.C.

(4)	Owned by Nordson Engineering GmbH and Nordson Holdings S.a.r.l. & Company KG

(5)	Owned by Nordson Holdings S.a.r.l. & Company KG

(6)	Owned by Nordson England L.L.C.

(7)	Owned by Nordson Deutschland GmbH

(8)	Owned by Nordson S.a.r.l. and Nordson Luxembourg S.a.r.l.

(9)	Owned by Nordson Deutschland GmbH; previously known as G L T Gesellschaft für Lottechnik mbH; name change effective April 2011

(10)	Owned by Nordson European Holdings Luxembourg S.ar.l.

(11)	Previously known as MLT Systems Holdings (Pty.) Limited; name changed effective June 2011

(12)	Owned by Nordson Benelux S.A./N.V.

(13)	Owned by Dage Precision Industries Ltd.

(14)	Owned by VP Acquisition Holding, Inc.

(15)	Owned by Nordson Medical Corporation

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